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                                                   EXHIBIT INDEX

Exhibit
Number

(4)(a)(1) Amended and Restated Certificate and Agreement of Limited Partnership (included in Partnership's Registration Statement
              No. 33-10345, declared effective on February 13, 1987,
             (the"Registration Statement") and incorporated herein by reference)

(4)(a)(2) Seventeenth Amendment to Amended and Restated Certificate of Limited Partnership dated May 31, 1990 (included as an exhibit to the Partnership's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

(4)(b) Subscription Agreement (included as an exhibit in the Registration Statement and incorporated herein by reference).